November 21, 2018

Dear Stockholder:

On November 15, 2018, the Federal Home Loan Bank of New York’s (“FHLBNY”) Board of Directors (“Board”) voted to elect Mr. Stephen S. Romaine, Chairman of the Board of Tompkins Trust Company, Ithaca, New York (Federal Housing Finance Agency ID #10202), to serve as a Member Director representing New York members effective as of January 1, 2019. Mr. Romaine is filling a vacancy arising from the departure of former New York Member Director Monte Redman; his term will run through and until December 31, 2020, the end date of the directorship that had been held by Mr. Redman.

Sincerely,

/s/
José R. González
President and CEO